CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Annual Report on Form 10KSB of our report dated March 19, 2004, relating to the consolidated financial statements of Gavella Corp. and Subsidiary (now known as DCI USA, Inc.) for the years ended December 31, 2003 and 2002, which appears as Exhibit _______ in DCI USA, Inc.'s Report on Form 10KSB for the year ended December 31, 2004. We also consent to the reference to us under the heading "Independent Public Accountants" in such Annual Report.

                                                Haefele, Flanagan & Co., p.c.
                                                Maple Shade, New Jersey
                                                April 15, 2005